WELLSFORD REAL PROPERTIES, INC.
                         -------------------------------

                             ARTICLES SUPPLEMENTARY

                                 350,000 SHARES

                             CLASS A-1 COMMON STOCK

     Wellsford   Real   Properties,    Inc.,   a   Maryland   corporation   (the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Under a power contained in Section 6.2 of the charter of the Corporation (the "Charter"), the Board of Directors of the Corporation (the "Board of Directors"), by resolutions adopted by the Board of Directors at a meeting held on April 20, 2000, reclassified and designated 350,000 shares (the "Shares") of unissued Common Stock (as defined in the Charter) as shares of Class A-1 Common Stock, $.01 par value per share (the "Class A-1 Common Stock"), with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as set forth as follows, which, upon any restatement of the Charter shall be made part of Article VI, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof.

                             CLASS A-1 COMMON STOCK
                             ----------------------

     Section 1. CERTAIN DEFINITIONS. For purposes of the terms of the Class A-1 Common Stock the following terms have the following meanings:

     "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Beneficial Ownership" shall mean ownership of stock by a REIT who would be treated as an owner of such shares of stock under Section 856(c)(5) of the Code. The terms "Beneficial Owner", "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

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     "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Common Stock" shall mean the common stock, $.01 par value per share, of the Corporation.

     "Class A-1 Common Stock" shall mean the Class A-1 common stock, $.01 par value per share, of the Corporation.

     "Control" including the terms "Controlling", "Controlled by" and "under common Control with", shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Convertible Preferred Securities" shall mean the convertible preferred securities issued by the Trust, representing undivided beneficial interests in the assets of the Trust, having the terms set forth in Annex I to the Declaration of Trust of the Trust, dated as of May 5, 2000.

     "Corporation" shall mean Wellsford Real Properties, Inc.

     "Debentures"   shall  mean  the  8.25%  Convertible   Junior   Subordinated
Debentures issued by the Corporation pursuant to an Indenture, dated as of May 5, 2000, between the Corporation and Wilmington Trust Company, as Trustee.

     "Liquidation Value", when used in connection with the Convertible Preferred Securities or the Debentures, shall mean $25.00 per share of Convertible Preferred Securities or $25.00 per Debenture, as the case may be.

     "Person" shall mean any natural person, corporation, business or real estate investment trust, joint venture, association, company, partnership, or government, or any agency or political subdivision thereof.

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     "REIT" shall mean a real estate  investment  trust under Section 856 of the
Code.

     "REIT Ownership Limit" shall initially mean nine and nine-tenths percent (9.9%) of the value of the outstanding Voting Stock of the Corporation.

     "Responsible Officer" of any corporation shall mean any executive officer of such corporation, and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of the terms of the Class A-1 Common Stock.

     "Transfer" shall mean any sale, transfer, redemption, gift, hypothecation, pledge, assignment, devise or other disposition of Voting Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

     "Triggering Event" shall mean any event undertaken or caused by the Corporation, which would result in ERP Operating Partnership, Equity Residential Properties Trust or any Affiliate of either of them collectively to Beneficially Own outstanding shares of Class A-1 Common Stock in excess of the REIT Ownership Limit.

     "Trust" shall mean WRP Convertible Trust I, a trust formed under the Delaware Business Trust Act pursuant to a Certificate of Trust filed with the Secretary of State of Delaware on May 5, 2000.

     "Voting Stock" shall mean the Class A-1 Common Stock, the Common Stock and any other outstanding shares of stock of the Corporation entitled to vote generally in the election of directors.

     Section 2. RIGHTS. The holders of Class A-1 Common Stock shall have all rights, including, but not limited to, voting, dividend, distribution, liquidation and other rights of holders of shares of Common Stock; provided, however, holders of Class A-1 Common Stock shall have such additional rights as provided herein.

     Section 3.

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     (a)  NOMINATION  RIGHTS.  The holders of the Class A-1 Common  Stock,  as a class, shall be entitled to nominate one (1) nominee for election to the Board of Directors of the Corporation at each annual meeting of shareholders of the Corporation at which the Class II Directors are to be elected so long as (i) ERP Operating Partnership has obligations pursuant to that certain Agreement
Regarding Palomino Park dated as of May 30, 1997 between ERP Operating Partnership and the Corporation; (ii) ERP Operating Partnership has obligations pursuant to that certain Credit Enhancement Agreement dated as of May 30, 1997 between ERP Operating Partnership and the Corporation, or any agreement executed by the parties to the aforesaid agreement which states that it is in substitution for the aforesaid agreement; or (iii) the aggregate Liquidation Value of the shares of Convertible Preferred Securities of the Trust and the Debentures of the Corporation owned by ERP Operating Partnership is greater than $10,000,000.

     (b) APPOINTMENT RIGHTS. Upon the receipt by Equity Residential Properties Trust ("EQR") of a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to EQR that the rights in this Section 3(b) will not cause EQR to lose its status as a REIT under the Code, and in the event a person nominated by the holders of the Class A-1 Common Stock is not a member of the Board of Directors of the Corporation at such time, the holders of the Class A-1 Common Stock, as a class, shall be entitled to elect one (1) member (the "Class A-1 Director") of the Board of Directors of the Corporation so long as (i) ERP Operating Partnership has obligations pursuant to that certain Agreement
Regarding Palomino Park dated as of May 30, 1997 between ERP Operating Partnership and the Corporation; (ii) ERP Operating Partnership has obligations pursuant to that certain Credit Enhancement Agreement dated as of May 30, 1997 between ERP Operating Partnership and the Corporation, or any agreement executed by the parties to the aforesaid agreement which states that it is in substitution for the aforesaid agreement; or (iii) the aggregate Liquidation Value of the shares of Convertible Preferred Securities of the Trust and the Debentures of the Corporation owned by ERP Operating Partnership is greater than $10,000,000; provided, however, a Class A-1 Director may not hold office as such a director at the same time as a person nominated by the holders of the Class A-1 Common Stock pursuant to Section 3(a). The Class A-1 Director may be removed without cause, only by the affirmative vote of a majority of the Class A-1 Common Stock.

     Section 4. OPTIONAL CONVERSION.

     (a) Holders of Class A-1 Common Stock shall have the right, exercisable at any time and from time to time to convert all or any shares of Class A-1 Common Stock into shares of Common Stock at a conversion rate of one share of Common Stock for each share of Class A-1 Common Stock, subject to adjustment (the "Conversion Rate"). Upon conversion, no adjustment or payment will be made for distributions, but if any holder surrenders Class A-1 Common Stock for conversion after the close of business on the record date for the payment of a dividend or distribution and prior to the opening of business on the related payment date of such dividend or distribution then, notwithstanding such conversion, the dividend or distribution payable on such payment date will be paid to the registered holder of such shares on such record date.

     (b) Any holder of one or more shares of Class A-1 Common Stock electing to convert such share or shares shall deliver the certificate or certificates therefor to the principal office of any transfer agent for the Common Stock, with the form of notice of election to convert as the Corporation shall prescribe fully completed and duly executed and (if so required by the Corporation or any conversion agent) accompanied by instruments of transfer in form satisfactory to the Corporation and to any conversion agent, duly executed by the registered holder or his duly authorized attorney, and transfer taxes, stamps or funds therefor or evidence of payment thereof. The conversion right with respect to any such shares shall be deemed to have been exercised at the date upon which the certificates therefor accompanied by such duly executed notice of election and instruments of transfer and such taxes, stamps, funds or evidence of payment shall have been so delivered, and the person or persons entitled to receive the shares of the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of the Common Stock upon said date.

     (c) If a holder converts shares of Class A-1 Common Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of shares of Common Stock upon the conversion. The holder, however, shall pay to the Corporation the amount of any tax which is due (or shall establish to the satisfaction of the Corporation payment thereof) if the shares are to be issued in a name other than the name of such

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holder and shall pay to the Corporation any amount required by the last sentence of Section 4(a) hereof.

     (d) The Corporation shall reserve and shall at all times have reserved out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the then outstanding shares of Class A-1 Common Stock. All shares of Common Stock which may be issued upon conversion of shares of Class A-1 Common Stock shall be validly issued, fully paid and nonassessable, and not subject to preemptive or other similar rights. In order that the Corporation may issue shares of Common Stock upon conversion of shares of Class A-1 Common Stock, the Corporation will endeavor to comply with all applicable federal and state securities laws and will endeavor to list such Common Stock to be issued upon conversion on each securities exchange on which the Common Stock is listed.

     (e) The Conversion Rate in effect at any time shall be subject to adjustment from time to time as follows:

          (i) If the Corporation shall (1) reclassify the outstanding shares of Common Stock into shares of some other class or series of stock of the Corporation, (2) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or (3) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the conversion rate immediately prior to such action shall be adjusted so that the holder of any shares of Class A-1 Common Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such shares of Class A-1 Common Stock been converted immediately prior thereto. An adjustment made pursuant to this Section 4(e)(i) shall become effective immediately after the effective date of a subdivision, combination or reclassification.

          (ii) The Market Price per share of the Common Stock on any date shall be deemed to be the average of the daily closing prices for 30 consecutive trading days commencing 45 trading days before the date in question. The closing price for each day shall be the last reported sales price or, in case no such reported sale

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     takes place on such date, the average of the reported closing bid and asked prices, regular way, in either case on the New York Stock Exchange, or if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Common Stock or, in case no reported sale takes place, the average of the closing bid and asked prices, on NASDAQ or any comparable system, or if the Common Stock is not quoted on NASDAQ or any comparable system, the closing sale price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose.

          (iii) In any case in which this Section 4 shall require that an adjustment be made immediately following a record date, the Corporation may elect to defer (but only until five Business Days following the mailing of the notice described in Section 4(j)) issuing to the holder of any Class A-1 Common Stock converted after such record date the Common Stock and other shares of stock of the Corporation issuable upon such conversion over and above the Common Stock and other shares of stock of the Corporation issuable upon such conversion only on the basis of the conversion rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Corporation shall issue or cause its transfer agents to issue appropriate evidence of the right to receive such shares.

     (f) No adjustment in the Conversion Rate shall be required until cumulative adjustments result in a change of 1% or more of the conversion price as in effect prior to the last adjustment of the Conversion Rate; provided, however, that any adjustment which by reason of this Section 4(f) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent ($.01) or the nearest one-hundredth (1/100) of a share, as the case may be.

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     (g) If, as a result of an adjustment  made  pursuant to Section  4(e),  the holder of any Class A-1 Common Stock thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Corporation other than Common Stock, thereafter the number of such other shares so receivable upon conversion of any Class A-1 Common Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 4.

     (h) The Corporation may make such increases in the Conversion Rate, in addition to those required by Section 4(e), as is considered to be advisable in order that any event treated for federal income tax purposes as a distribution of shares or share rights shall not be taxable to the recipients thereof.

     (i) Whenever the Conversion Rate is adjusted, the Corporation shall promptly mail to all holders of record of Class A-1 Common Stock a notice of the adjustment and shall cause to be prepared a certificate signed by the principal financial officer of the Corporation setting forth the adjusted Conversion Rate and a brief statement of the facts requiring such adjustment and the computation thereof; such certificate shall forthwith be filed with each transfer agent for the Class A-1 Common Stock.

     (j) If:

          (i)  the   Corporation   takes  any  action  which  would  require  an
               adjustment in the Conversion Rate, or

          (ii) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation and shareholders of the Corporation must approve the transaction,

the Corporation shall mail to holders of shares of Class A-1 Common Stock a notice stating the proposed record or effective date of the transaction, as the case may be. The Corporation shall mail the notice at least 10 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clauses (i) or (ii) of this Section 4(j).

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     (k) If any of the following shall occur,  namely: (i) any  reclassification or change of outstanding shares of Common Stock issuable upon conversion of Class A-1 Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Corporation is a party other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (iii) any sale, transfer or lease of all or substantially all of the property or business of the Corporation as an entirety, then the Corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale, transfer or lease, provide in its charter that each share of Class A-1 Common Stock shall be convertible into the kind and amount of shares of stock and other securities and
property  (including  cash)  receivable  upon  such  reclassification,   change,
consolidation, merger, sale, transfer or lease by a holder of the number of shares of Common Stock deliverable upon conversion of such shares of Class A-1 Common Stock immediately prior to such reclassification, change, consolidation, merger, sale, transfer or lease. Such provision in the charter document shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. If, in the case of any such reclassification, change, consolidation, merger, sale, transfer or lease, the shares of stock or other securities and property (including cash) receivable thereupon by a holder of the Common Stock includes shares of stock or beneficial interest or other securities and property of a corporation or other entity other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, sale, transfer or lease, then the charter of such other corporation, as a condition precedent to such transaction, shall contain such additional provisions to protect the interests of the holders of Class A-1 Common Stock as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4(k) shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

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     No holder of Class A-1 Common Stock will possess any  preemptive  rights to subscribe for or acquire any unissued shares of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of stock of the Corporation.

     Section 5. AUTOMATIC CONVERSION. Any outstanding shares of Class A-1 Common Stock shall automatically convert, at the Conversion Rate, into shares of Common Stock upon the Transfer of such shares of Class A-1 Common Stock to any Person other than an Affiliate of Equity Residential Properties Trust or ERP Operating Partnership. Such automatic conversion shall be deemed to have occurred on the date of such Transfer.

     Section 6. PURCHASE OF SHARES OF VOTING STOCK IN EXCESS OF REIT OWNERSHIP LIMIT. If, notwithstanding the other provisions contained in the terms of the Class A-1 Common Stock, a Triggering Event shall occur, then the Corporation shall (i) immediately deliver written notice of such Triggering Event to each of Equity Residential Properties Trust and ERP Operating Partnership and (ii) purchase such shares of Class A-1 Common Stock in excess of the REIT Ownership Limit at a price per share equal to the Market Price per share of the Common Stock no later than 25 days following the date of the Triggering Event which resulted in the REIT Beneficially Owning shares of Class A-1 Common Stock in excess of the REIT Ownership Limit.

     SECOND: The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

     THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

     FOURTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this ___ of May, 2000.

ATTEST:                               WELLSFORD REAL PROPERTIES, INC



/s/ Jeffrey H. Lynford                By: /s/ Edward Lowenthal            (SEAL)
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Jeffrey H. Lynford                        Edward Lowenthal
Secretary                                 President

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